Exhibit 10.2

PARTICIPATION AGREEMENT UNDER THE

DERMTECH, INC. CHANGE IN CONTROL AND SEVERANCE PLAN

This Participation Agreement by and between [•] (the “Participant”) and DermTech, Inc., a Delaware corporation (the “Company”), incorporates by reference and is governed by the DermTech, Inc. Change in Control and Severance Plan. The Participant hereby agrees and consents to the terms and conditions of the Change in Control and Severance Plan, the provisions of which are incorporated herein by reference, and the following additional terms.

QUALIFYING TERMINATION OTHER THAN DURING A CHANGE IN CONTROL PERIOD

Severance Multiple (Other than During a Change in Control Period)

As used in Section 5(a)(i) of the Plan, the “Severance Multiple (Other than During a Change in Control Period)” shall mean: [•] months of the Participant’s base salary at the rate in effect when the Qualifying Termination occurred (or immediately prior to a reduction in the base salary that gave rise to Good Reason).

Bonus Amount (Other than During a Change in Control Period)

As used in Section 5(a)(ii) of the Plan, the “Bonus Amount (Other than During a Change in Control Period)” shall mean: [•]% of the pro-rata portion (determined based on the number of days the Participant is employed by the Company during the bonus performance period) of the Participant’s annual bonus that the Company determines was actually earned at the conclusion of the bonus performance period.

COBRA Continuation Period (Other than During a Change in Control Period)

As used in Section 5(a)(iii) of the Plan, the “COBRA Continuation Period (Other than During a Change in Control Period)” shall mean: [•] months.

Acceleration Multiple (Other than During a Change in Control Period)

As used in Section 5(a)(iv) of the Plan, the “Acceleration Multiple (Other than During a Change in Control Period)” shall mean: the number of shares underlying the applicable Equity Award that would be vested and/or exercisable as of the date that is [•] months from the Qualifying Termination.

Months to Exercise Vested Stock Options (Other than During a Change in Control Period)

If the Participant is subject to a Qualifying Termination other than during a Change in Control Period, the period during which the Participant may exercise pursuant to the terms of the applicable Stock Option Grant Notice and Stock Option Agreement between the Company and the Participant, any vested stock options held by the Participant at the time of the Qualifying Termination, after applying the Acceleration Multiple (other than During a Change in Control Period), shall be extended to the earlier of the date that is [•] months following the Qualifying Termination and the expiration date of such stock option.

QUALIFYING TERMINATION DURING A CHANGE IN CONTROL PERIOD

Severance Multiple (During a Change in Control Period)

As used in Section 5(b)(i) of the Plan, the “Severance Multiple (During a Change in Control Period)” shall mean: [•] months of the Participant’s base salary at the rate in effect when the Qualifying Termination (or immediately prior to a reduction in the base salary that gave rise to Good Reason) occurred or when the Change in Control occurred, whichever is greater.

Pro Rata Bonus Amount (During a Change in Control Period)

As used in Section 5(b)(ii) of the Plan, the “Pro Rata Bonus Amount (During a Change in Control Period)” shall mean: [•]% of the pro-rata portion (determined based on the number of days the Participant is employed by the Company during the bonus performance period) of the Participant’s annual bonus that the Company determines was actually earned at the conclusion of the bonus performance period.

COBRA Continuation Period (During a Change in Control Period)

As used in Section 5(b)(iii) of the Plan, the “COBRA Continuation Period (During a Change in Control Period)” shall mean: [•] months.

Acceleration Multiple (During a Change in Control Period)

As used in Section 5(b)(iv) of the Plan, the “Acceleration Multiple (During a Change in Control Period)” shall mean: [•]% of the then-unvested shares subject thereto.

Months to Exercise Vested Stock Options (During a Change in Control Period)

If the Participant is subject to a Qualifying Termination during a Change in Control Period, the period during which the Participant may exercise pursuant to the terms of the applicable Stock Option Grant Notice and Stock Option Agreement between the Company and the Participant, any vested stock options held by the Participant at the time of the Qualifying Termination, after applying the Acceleration Multiple (During a Change in Control Period), shall be extended to the earlier of the date that is [•] months following the Qualifying Termination and the expiration date of such stock option.

“Good Reason” means the occurrence of any of the following events or conditions, without Participant’s express written consent:

(i)    a material reduction in Participant’s base salary as an employee of the Company;

(ii)    a material reduction in the Participant’s duties, responsibilities or authority at the Company including, without limitation, changes in Participant reporting structure resulting from a Change in Control transaction;

(iii)    a change in the geographic location at which Participant must perform services that results in an increase in the one-way commute of Participant by more than 50 miles; or

(iv)    a material breach of this agreement by the Company or a successor of the Company.

With respect to each of clause (i), (ii), (iii) and (iv) above, Participant must provide notice to the Company of the condition giving rise to “Good Reason” within one hundred twenty (120) days of the date Participant first has knowledge of the existence of such condition, and the Company will have thirty (30) days following such notice to remedy such condition. Participant must resign Participant’s employment no later than thirty (30) days following expiration of the Company’s thirty (30) day cure period in order for such resignation to qualify as being for “Good Reason.”

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO PARTICIPATION AGREEMENT UNDER THE

DERMTECH, INC. CHANGE IN CONTROL AND SEVERANCE PLAN

IN WITNESS WHEREOF, each of the parties has executed this Participation Agreement to the DermTech, Inc. Change in Control and Severance Plan, in the case of the Company by its duly authorized officer, as of the date of the last signature below.

COMPANY:
DermTech, Inc.

By:
Name:
Title:
Signature Date:

PARTICIPANT:

Name:
Signature Date: